UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2011

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 9, 2011, the Board of Directors (the “Board”) of Gleacher & Company, Inc. (the “Company”) amended the Company’s Corporate Governance Guidelines (the “Guidelines”) and the Company’s Committee on Directors and Corporate Governance Charter (the “Governance Committee Charter”), effective immediately, to establish the position of lead independent director of the Board, to be filled by the Company’s Chairperson of the Committee on Directors and Corporate Governance unless otherwise designated by the Board, and make certain other related changes.  The Guidelines and the Governance Committee Charter, as amended and restated, have been posted on the Company’s website at www.gleacher.com under the heading “Investor Relations — Corporate Governance.”  In addition, the Board designated Bruce Rohde, the current Chair of the Company’s Committee on Directors and Corporate Governance, as lead independent director of the Board, effective immediately.

On May 9, 2011, upon the recommendation of the Committee on Directors and Corporate Governance, the Board approved a resolution to reconstitute the Company’s Executive Compensation Committee to be comprised solely of three independent directors.  In connection with such reconstitution, the Board designated Robert A. Gerard, Marshall Cohen and Bruce Rohde, the Executive Compensation Committee’s independent directors, as the three members of the Executive Compensation Committee, effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

By:	/s/ Thomas J. Hughes
Name:	Thomas J. Hughes
Title:	Chief Executive Officer

Dated: May 9, 2011

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